RESTRICTED STOCK GRANT NOTICE
UNDER THE
PRA HEALTH SCIENCES, INC.
2020 STOCK INCENTIVE PLAN
(Time-Based Vesting Award for Directors)

PRA Health Sciences, Inc. (the “Company”), pursuant to the PRA Health Sciences, Inc. 2020 Stock Incentive Plan (the “Plan”), hereby grants to the Participant set forth below the number of shares of Restricted Stock set forth below. The shares of Restricted Stock are subject to all of the terms and conditions as set forth herein, in the Restricted Stock Agreement (attached hereto or previously provided to the Participant in connection with a prior grant), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.
Participant:    [ ]
Date of Grant:    [ ]
Number of Shares of
Restricted Stock:    [ ]

Vesting Schedule:   Provided the Participant has not undergone a Termination prior to the time of each applicable vesting date (or event), [ ].
Notwithstanding the foregoing, in the event that the Participant undergoes a Termination on the date of a regularly scheduled annual meeting of the stockholders of the Company that is prior to the first anniversary of the Date of Grant as a result of the Participant not being reelected for another term as a Non-Employee Director, the shares of Restricted Stock otherwise scheduled to vest on such first anniversary of the Date of Grant shall immediately vest, and the restrictions thereon shall lapse upon such Termination.
            Notwithstanding the foregoing, in the event that (i) the Participant undergoes a Termination as a result of the Participant’s death or Disability, or (ii) on or following a Change in Control but prior to the first anniversary of such Change in Control, the Participant ceases to be a member of the Board as a result of the Change in Control, the shares of Restricted Stock shall become fully vested, and the restrictions thereon shall lapse, on the date of such Termination.

2020 SIP Director RSA Form [5/2020]

Additional Terms:   The Participant may make an election under Section 83(b) of the Code in connection with the grant of Restricted Stock hereunder, provided the Participant notifies the Company within ten (10) days of such election and provides the Company with a copy of the same.

* * *

2020 SIP Director RSA Form [5/2020]

BY ACCEPTING THIS AWARD, THE PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK GRANT NOTICE, THE RESTRICTED STOCK AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF SHARES OF RESTRICTED STOCK HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK GRANT NOTICE, THE RESTRICTED STOCK AGREEMENT AND THE PLAN.
PRA Health Sciences, Inc.  Participant

________________________________  ________________________________

2020 SIP Director RSA Form [5/2020]

RESTRICTED STOCK AGREEMENT
UNDER THE
PRA HEALTH SCIENCES, INC.
2020 STOCK INCENTIVE PLAN
Pursuant to the Restricted Stock Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Restricted Stock Agreement (this “Restricted Stock Agreement”) and the PRA Health Sciences, Inc. 2020 Stock Incentive Plan (the “Plan”), PRA Health Sciences, Inc. (the “Company”) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.
1.Grant of Shares of Restricted Stock. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of shares of Restricted Stock provided in the Grant Notice. The Company may make one or more additional grants of shares of Restricted Stock to the Participant under this Restricted Stock Agreement by providing the Participant with a new Grant Notice, which may also include any terms and conditions differing from this Restricted Stock Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional shares of Restricted Stock hereunder and makes no implied promise to grant additional shares of Restricted Stock.
2.Vesting. Subject to the conditions contained herein and in the Plan, the shares of Restricted Stock shall vest and the restrictions on such shares of Restricted Stock shall lapse as provided in the Grant Notice. With respect to any share of Restricted Stock, the period of time that such share of Restricted Stock remains subject to vesting shall be its Restricted Period.
3.Issuance of Shares. Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth herein and in the Grant Notice as applicable to Restricted Stock shall be of no further force or effect with respect to such Shares. If an escrow arrangement is used, upon such expiration, the Company shall issue to the Participant, or the Participant's beneficiary, without charge, the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share).
4.Treatment upon Termination. Except as otherwise provided in the Grant Notice, in the event of the Participant’s Termination for any reason prior to the date that all of the shares of the Participant’s Restricted Stock have vested, (i) all vesting with respect to the Participant’s Restricted Stock shall cease, and (ii) all unvested shares of Restricted Stock shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.
5.Non-Transferability. The shares of Restricted Stock are not transferable by the Participant other than (i) by will or the laws of descent and distribution or (ii) to Permitted Transferees, as specifically approved in writing by the Committee following written notice to the

2020 SIP Director RSA Form [5/2020]

Committee, in accordance with Section 14(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the shares of Restricted Stock, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the shares of Restricted Stock shall terminate and become of no further effect.
Whenever the word “Participant” is used in any provision of this Restricted Stock Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the shares of Restricted Stock may be transferred, the word “Participant” shall be deemed to include such person or persons.
6.Rights as Stockholder. Upon the grant of Restricted Stock, the Committee shall cause the share(s) to be held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than issued to the Participant pending the expiration of the Restricted Period, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable; and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. Subject to applicable restrictions herein and in Section 14(c) of the Plan, a Participant generally shall have the rights and privileges of a stockholder as to shares of Restricted Stock, including, without limitation, the right to vote such Restricted Stock. To the extent shares of Restricted Stock are forfeited, all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.
7.Taxes. The Participant acknowledges that the Participant will consult with his or her personal tax advisor regarding any or all income tax, social insurance, payroll tax, fringe benefit, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (the “Tax-Related Items”). The Participant is relying solely on such advisor and is not relying in any part on any statement or representation of the Company or any of its agents. The Company will not be responsible for withholding any Tax-Related Items, unless required by Applicable Laws. The Company may take such action as it deems appropriate to ensure that all Tax-Related Items, which are the Participant’s sole and absolute responsibility, are withheld or collected from the Participant, if and to the extent required by Applicable Laws. In this regard, the Participant authorizes the Company or its agents, at their discretion to satisfy any applicable withholding obligation for Tax-Related Items by one or a combination of the following:
(a)selling on the market (on the Participant’s behalf pursuant to this authorization without further consent) a number of the shares of Restricted Stock that have vested and that the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the withholding obligation for Tax-Related Items;

(b)withholding such amount from any cash compensation or other cash amounts owing to the Participant;

2020 SIP Director RSA Form [5/2020]

(c)requiring the Participant to tender to the Company shares of Restricted Stock that have vested with a then current Fair Market Value sufficient to satisfy the applicable withholding obligation for Tax-Related Items; or

(d)any other method of withholding determined by the Company and permitted by Applicable Laws;

provided, however, that the form of withholding specified in subsection (c) above must be authorized by the Committee (as constituted to satisfy Rule 16b-3 under the Exchange Act) if the Participant is an officer of the Company within the meaning of Section 16 of the Exchange Act.
The Company may withhold or account for Tax-Related Items by considering statutory withholding rates or other withholding rates, including maximum rates applicable in the Participant’s jurisdiction(s), in which case the Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent amount in Shares. If the obligation for Tax-Related Items is satisfied by the Participant tendering in Shares to the Company, for tax purposes, the Participant shall be deemed to have been issued the full number of Shares subject to the vested Restricted Stock, notwithstanding that a number of the Shares are tendered solely for the purpose of paying the Tax-Related Items.
The Participant agrees to pay to the Company any amount of Tax-Related Items that the Company may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares, or the proceeds of the sale of Shares, if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.
8.Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use, processing and transfer, in electronic or other form, of the Participant’s personal data as described in this document by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing his or her participation in the Plan.
The Participant understands that the Company and the Service Provider hold certain personal information about the Participant, specifically: the Participant’s name, home address and telephone number, email address, date of birth, sex, age, nationality, social insurance number, resident registration number or other identification number, job title, tax-related information, plan or benefit enrollment forms and elections, award or benefit statements, any shares in the Company, details of all awards or any other entitlements to shares awarded, canceled, purchased, vested, unvested or outstanding for purpose of managing and administering the Plan (“Data”).

The Participant understands that Data may be transferred to E*TRADE (or any successor Plan broker) and any third parties assisting in the implementation, administration and management of the Plan including, but not limited to, the Affiliates of the Company. These third-party recipients may be located in the Participant’s country of residence (and country of service,

2020 SIP Director RSA Form [5/2020]

if different) or elsewhere, and the recipient’s country may have different data privacy laws and protections than the Participant’s country.

The Participant authorizes the recipients to receive, possess, use, retain and transfer Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any shares acquired. The Participant understands that Data only will be held as long as is necessary to implement, administer and manage the Participant’s participation in the Plan.

If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, the Participant’s service status and career will not be affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant the Participant shares of Restricted Stock or administer or maintain such shares of Restricted Stock. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact his or her local human resources department.

9.Notice. Every notice or other communication relating to this Restricted Stock Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company General Counsel, and all notices or communications by the Company to the Participant may be given to the Participant personally (through email or otherwise) or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.
10.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Restricted Stock, and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant (or, in the event of the Participant’s death, his or her legal representatives, legates or distributees) to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
11.Binding Effect. This Restricted Stock Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
12.Compliance with Law. Notwithstanding any other provision of the Plan or this Restricted Stock Agreement, unless there is an available exemption from any registration,

2020 SIP Director RSA Form [5/2020]

qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any Shares upon vesting of the Restricted Stock prior to the completion of any registration or qualification of the Common Stock under applicable federal, state or local securities or exchange control law or under rulings or regulations of the SEC or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Participant understands that the Company is under no obligation to register or qualify the Common Stock with the SEC or any state securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Common Stock. Further, the Participant agrees that the Company shall have unilateral authority to amend the Plan and this Restricted Stock Agreement without the Participant’s consent to the extent necessary to comply with Applicable Laws governing the issuance of Common Stock.
13.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of Shares. The Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
14.Electronic Delivery and Acceptance. The Company, in its sole discretion, may decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to accept this Restricted Stock Agreement or otherwise participate in the Plan in the future through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
15.Severability. The provisions of this Restricted Stock Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
16.Amendments and Modifications; Waiver. Except as otherwise set forth in Section 13 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Restricted Stock Agreement shall be valid only if made in writing and signed by the parties hereto.
No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any other provision of this Restricted Stock Agreement or any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as applicable to other provisions of this Restricted Stock Agreement or a continuing waiver.
17.Governing Law. This Restricted Stock Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. NOTWITHSTANDING ANYTHING CONTAINED IN THIS

2020 SIP Director RSA Form [5/2020]

RESTRICTED STOCK AGREEMENT, THE GRANT NOTICE OR THE PLAN TO THE CONTRARY, BY ACCEPTING THIS AWARD, THE PARTICIPANT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO A JURY TRIAL AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF AND VENUE IN THE COURTS OF DELAWARE, IF ANY SUIT OR CLAIM IS INSTITUTED BY THE PARTICIPANT OR THE COMPANY RELATING TO THIS RESTRICTED STOCK AGREEMENT.
18.Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Restricted Stock Agreement, the Plan shall govern and control.

2020 SIP Director RSA Form [5/2020]